UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2015

TearLab Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Suite 100

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on June 19, 2015 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Elias Vamvakas	19,677,696	525,689	8,499,255
Anthony E. Altig	19,693,011	510,374	8,499,255
Thomas N. Davidson, Jr.	19,688,011	515,374	8,499,255
Adrienne L. Graves	19,692,696	510,689	8,499,255
Paul M. Karpecki	19,693,016	510,369	8,499,255
Richard L. Lindstrom	19,360,443	842,942	8,499,255
Donald E. Rindell	19,360,488	842,897	8,499,255
Brock Wright	19,693,016	510,369	8,499,255

Proposal 2: Approval Amendment and Restatement of the Company’s 2002 Stock Incentive Plan

The amendment and restatement of the Company’s 2002 Stock Incentive Plan, or the Incentive Plan, increases the number of shares reserved for issuance under the Incentive Plan by 1,000,000 shares and makes certain other amendments to update the Incentive Plan.

The results of the voting included 17,517,528 votes for, 2,675,440 votes against, 10,417 votes abstained and 8,499,255 broker non-votes. The amendment was approved.

Proposal 3: Ratification of Selection of Independent Auditors

The results of the voting included 28,343,890 votes for, 252,829 votes against, and 105,921 votes abstained. The appointment was ratified.

Proposal 4: Advisory Vote on Executive Compensation

On an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved by our stockholders with:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,871,269	928,893	403,223	8,499,255

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2002 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date: June 24, 2015